Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Fibrocell Science, Inc.

Exton, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 1, 2013, relating to the consolidated financial statements, of Fibrocell Science, Inc. appearing in the Company’s Form 10-K for the year ended December 31, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO USA, LLP

Austin, Texas

July 1, 2013